Exhibit 24

POWER OF ATTORNEY

Exhibit 24

ATLAS RESOURCES PUBLIC #16-2007 PROGRAM

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Atlas Resources, LLC, a Pennsylvania limited liability company which prior to March 28, 2006, was a Pennsylvania corporation named Atlas Resources, Inc., has filed with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-1 relating to certain securities of Atlas Resources Public #16-2007 Program, constitutes and appoints Jack L. Hollander, his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution and with full power on the part of said attorney-in-fact to act without any other person, for him/her and in his/her name, place and stead, in any and all capacities, to sign such Registration Statement, and any and all amendments, including pre-effective amendments and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and all states and other jurisdictions wherein such Registration Statement and amendments thereto may be filed for securities compliance measures, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:	Jan. 11, 2007	/s/ Freddie M. Kotek

Freddie M. Kotek, Chairman of the Board of Directors, Chief Executive Officer and President

Dated:	10 Jan., 2007	/s/ Frank P. Carolas

Frank P. Carolas, Executive Vice President – Land and Geology and a Director

Dated:	11 Jan, 2007	/s/ Jeffrey C. Simmons

Jeffrey C. Simmons, Executive Vice President – Operations and a Director

Dated:	1/11, 2007	/s/ Nancy J. McGurk

Nancy J. McGurk, Senior Vice President, Chief Financial Officer and Chief Accounting Officer